UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008 (September 26, 2008)
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-99.1 Form of Securities Purchase Agreement, dated September 26, 2008
Ex-99.2 Form of Registration Rights Agreement, dated September 26, 2008
Ex-99.3 Form of Common Stock Purchase Warrant, dated September 26, 2008

Item 1.01. Entry into a Material Definitive Agreement.
     The response to this item is included in Item 3.02 Unregistered Sales of Equity Securities below and is incorporated herein by reference in its entirety.
Item 3.02. Unregistered Sales of Equity Securities.
     On September 26, 2008, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) to sell an aggregate of 1,514,922 shares of the Company’s common stock and warrants (the “Warrants”) to purchase an additional 757,461 shares of common stock, for an aggregate purchase price of $25,000,000.31 to Randal J. Kirk, the Chairman of the Company’s Board of Directors, and certain of Mr. Kirk’s affiliates (collectively, the “Investors”). The sale of securities was consummated on September 26, 2008 (the “Closing Date”). The unit price was $16.5025, which equaled the closing bid price of the common stock on the Nasdaq Global Market on the Closing Date, plus $0.0625 per share. The exercise price of the Warrants is $16.44, equaling the closing bid price of the common stock on the Nasdaq Global Market on the Closing Date. The Warrants are exercisable at any time six months after the Closing Date (the “Initial Exercise Date”) through the close of business on the fifth anniversary of the Initial Exercise Date.
     The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors to register the resale of the shares of common stock sold in the offering and issuable upon exercise of the Warrants. Subject to the terms of the Registration Rights Agreement, the Company is required to file the registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days of the Closing Date, to use its best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144 of the Act.
     The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the Investors were accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
     The Company did not use a placement agent in connection with the private placement.
     The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants are not complete and are qualified in their entirety by reference to the forms of Securities Purchase Agreement, Registration Rights Agreement and Common Stock Purchase Warrant, which are filed as Exhibit 99.1 through Exhibit 99.3 hereto and are incorporated herein by reference. The Securities Purchase Agreement, the Registration Rights Agreement and the Warrants have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1.	Form of Securities Purchase Agreement, dated September 26, 2008.

99.2	Form of Registration Rights Agreement, dated September 26, 2008.

99.3	Form of Common Stock Purchase Warrant, dated September 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.

By:	/s/ Caesar J. Belbel

Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
DATE: September 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Securities Purchase Agreement, dated September 26, 2008. Filed herewith.

99.2	Form of Registration Rights Agreement, dated September 26, 2008. Filed herewith.

99.3	Form of Common Stock Purchase Warrant, dated September 26, 2008. Filed herewith.